Exhibit 99.1

CalAmp Reports Second Quarter Fiscal Year 2023 Financial Results

Software and Subscription Services revenue increases 13% sequentially to $44.5 million and 61% of total revenue

Total consolidated revenue also increases 13% sequentially to $72.8 million as backlog remains solid

IRVINE, CA, September 22, 2022 – CalAmp (Nasdaq: CAMP), a connected intelligence company that helps organizations monitor, track and protect their vital assets, today reported financial results for its second quarter of fiscal year 2023 ended August 31, 2022.

“Consolidated revenue exceeded our expectations for mid to high single digit sequential growth, driven largely by Software and Subscription Services revenue that was 61% of total revenue,” said Jeff Gardner, CalAmp’s president and CEO. “The revenue growth in both Software and Subscription Services and Telematics Products was attributable to improvements in the supply chain which enabled us to accelerate customer conversions to recurring subscription contracts and fulfill more orders for our customers. Of the existing customers eligible to convert to recurring contracts, we exceeded a cumulative total of 50% in the quarter underscoring the progress we continue to make on our SaaS transformation.”

Second Quarter Fiscal Year 2023 Financial Overview

•	Total revenue increased 13% to $72.8 million, compared to $64.7 million in the prior quarter.
•	Software and Subscription Services (S&SS) revenue was a record $44.5 million, or 61% of total revenue, compared to $39.6 million in the prior quarter.
•	Telematics Products revenue increased 13% sequentially to $28.3 million due to an increase in device shipments.
•	Gross margin in the quarter increased to 39.8%, compared to 39.6% last quarter.
•	GAAP net loss from continuing operations was $7.5 million, or a loss of $0.21 per share.
•	Adjusted EBITDA was $4.8 million, or 7% of revenue, compared to adjusted EBITDA of $1.9 million, or 3% of revenue in the prior quarter.
•	Total S&SS subscribers were 1.3 million at quarter end, a 9% sequential increase and a 32% increase year-over-year.
•	Ended the quarter with $47.7 million in cash and cash equivalents, down from $59.0 million in the prior quarter.

Other Business and Recent Highlights

•	Converted top tier customers Localiza and Trimble to a subscription model.
•	Expanded its relationship with BMW in EMEA, adding the MINI brand.
•	Renewed contract with the City of Dallas to track and monitor additional vehicles.
•	Launched Transportation & Logistics solutions in EMEA, offering global use cases that include Supply Chain visibility and fleet management solutions.

CalAmp Reports Second Quarter 2023 Financial Results

Summary Financial Information From Continuing Operations:

(In thousands except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
Description	2022	2021	2022	2021
Revenues:
Software & Subscription Services (S&SS)	$44,511	$41,434	$84,068	$76,477
Telematics Products	28,317	37,577	53,486	82,208
	$72,828	$79,011	$137,554	$158,685

Gross margin	40%	42%	40%	41%

Net loss	$(7,494)	$(5,425)	$(19,667)	$(11,425)
Net loss per diluted share	$(0.21)	$(0.15)	$(0.55)	$(0.33)
Non-GAAP measures:
Adjusted basis net income (loss)	$(752)	$2,903	$(4,157)	$5,849
Adjusted basis net income (loss) per diluted share	$(0.02)	$0.08	$(0.12)	$0.16
Adjusted EBITDA	$4,766	$8,301	$6,622	$16,686
Adjusted EBITDA margin	7%	11%	5%	11%

	August 31,	February 28,
Description	2022	2022
Cash and cash equivalents	$47,721	$79,221
Working capital	78,524	90,928
Deferred revenue	35,412	39,670
Total debt (carrying value)	228,720	192,288

	August 31,
S&SS Supplemental Information:	2022	2021
Remaining performance obligations	$210,340	$136,286
Subscribers	1,307	989

CalAmp Reports Second Quarter 2023 Financial Results

Third Quarter Fiscal Year 2023 Business Outlook

The Company is maintaining its policy of not providing quarterly guidance due to visibility into product shipments remaining difficult to accurately assess. However, the Company does expect to achieve low to mid single digit percentage point sequential revenue growth in the third quarter.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its second quarter fiscal year 2023 results at 2:00 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call.  The conference call can also be accessed by dialing 844-200-6205 (+1-929-526-1599 for international callers) and using the Conference ID #350499.  Following the call, an audio replay will also be available by calling 866-813-9403 or +44-204-525-0658 and entering the Conference ID #367233. The audio replay will be available through September 29, 2022.

About CalAmp

CalAmp (Nasdaq: CAMP) provides flexible solutions to help organizations worldwide monitor, track and protect their vital assets. Our unique combination of software, devices, and platform enables over 14,000 commercial and government organizations worldwide to increase efficiency, safety and transparency while accommodating the unique ways they do business. With over 10 million active edge devices and 275+ issued or pending patents, CalAmp is the telematics leader organizations turn to for innovation and dependability. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict”, “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; global component shortages due to supply chain constraints caused by the COVID-19 pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with acquisitions; the impact of legal proceedings and compliance risks; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and

CalAmp Reports Second Quarter 2023 Financial Results

subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation and legal expenses, impairment losses and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income (loss) excludes the impact of intangible asset amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation and legal expenses, income tax provision adjustments, impairment losses and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® U.S. Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Kurt Binder	Leanne K. Sievers
EVP & CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Second Quarter 2023 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2022	2021	2022	2021

Revenues	$72,828	$79,011	$137,554	$158,685
Cost of revenues	43,816	45,641	82,895	92,868
Gross profit	29,012	33,370	54,659	65,817
Operating expenses:
Research and development	6,757	7,729	13,757	14,669
Selling and marketing	12,734	12,047	24,212	24,509
General and administrative	13,530	13,198	28,692	26,220
Intangible asset amortization	1,330	1,394	2,672	2,647
	34,351	34,368	69,333	68,045
Operating loss	(5,339)	(998)	(14,674)	(2,228)
Non-operating income (expense):
Investment income (loss)	(58)	420	(172)	1,068
Interest expense	(1,464)	(3,804)	(2,997)	(7,653)
Other expense, net	(507)	(710)	(1,449)	(1,986)
	(2,029)	(4,094)	(4,618)	(8,571)
Loss from continuing operations before income taxes	(7,368)	(5,092)	(19,292)	(10,799)
Income tax provision from continuing operations	(126)	(333)	(375)	(626)
Net loss from continuing operations	(7,494)	(5,425)	(19,667)	(11,425)
Net income from discontinued operations, net of tax	-	-	-	4,052
Net loss	$(7,494)	$(5,425)	$(19,667)	$(7,373)
Loss per share - continuing operations:
Basic	$(0.21)	$(0.15)	$(0.55)	$(0.33)
Diluted	$(0.21)	$(0.15)	$(0.55)	$(0.33)
Earnings per share - discontinued operations:
Basic	$-	$-	$-	$0.12
Diluted	$-	$-	$-	$0.12
Shares used in computing earnings (loss) per share:
Basic	36,006	35,152	35,864	34,998
Diluted	36,006	35,152	35,864	34,998

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CalAmp Reports Second Quarter 2023 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	August 31,	February 28,
	2022	2022
Assets

Current assets:
Cash and cash equivalents	$47,721	$79,221
Accounts receivable, net	74,802	61,544
Inventories	22,145	18,269
Prepaid expenses and other current assets	24,781	22,348
Total current assets	169,449	181,382

Property and equipment, net	34,621	37,674
Operating lease right-of-use assets	10,367	12,327
Deferred income tax assets	3,633	4,165
Goodwill	93,377	94,436
Other intangible assets, net	28,769	31,965
Other assets	30,822	29,632
Total assets	$371,038	$391,581

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$1,828	$2,585
Accounts payable	39,863	31,815
Accrued payroll and employee benefits	10,181	10,929
Deferred revenue	23,378	26,174
Other current liabilities	15,675	18,951
Total current liabilities	90,925	90,454

Long-term debt, net of current portion	226,892	189,703
Operating lease liabilities	10,717	13,382
Other non-current liabilities	20,684	22,640
Total liabilities	349,218	316,179
Stockholders' equity:
Common stock	371	361
Additional paid-in capital	180,463	242,386
Accumulated deficit	(155,993)	(165,965)
Accumulated other comprehensive loss	(3,021)	(1,380)
Total stockholders' equity	21,820	75,402
Total liabilities and stockholders' equity	$371,038	$391,581

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CalAmp Reports Second Quarter 2023 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	August 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,667)	$(7,373)
Less: Net income from discontinued operations, net of tax	-	4,052
Net loss from continuing operations	(19,667)	(11,425)

Depreciation expense	8,215	8,472
Intangible asset amortization	2,672	2,647
Stock-based compensation	6,156	5,409
Amortization of debt issuance costs and discount	594	5,191
Noncash operating lease cost	1,756	1,691
Revenue assigned to factors	(1,524)	(2,601)
Deferred tax assets, net	129	250
Other	(67)	200
Changes in operating assets and liabilities of continuing operations	(23,939)	1,012
Net cash provided by (used in) operating activities - continuing operations	(25,675)	10,846
Net cash used in operating activities - discontinued operations	-	(395)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(25,675)	10,451

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,891)	(6,569)
Net cash used in investing activities - continuing operations	(4,891)	(6,569)
Net cash provided by investing activities - discontinued operations	-	6,616
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(4,891)	47

CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net share settlement of vested equity awards	(1,568)	(4,017)
Proceeds from exercise of stock options and contributions to employee stock purchase plan	502	900
NET CASH USED IN FINANCING ACTIVITIES	(1,066)	(3,117)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	132	(954)
Net change in cash and cash equivalents	(31,500)	6,427
Cash and cash equivalents at beginning of period	79,221	94,624
Cash and cash equivalents at end of period	$47,721	$101,051

CalAmp Reports Second Quarter 2023 Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors.  The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between current and past periods.

The reconciliation of GAAP basis net loss to Adjusted basis (non-GAAP) net income (loss) is as follows (in thousands except per share amounts):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2022	2021	2022	2021

GAAP basis net loss	$(7,494)	$(5,425)	$(19,667)	$(7,373)

Net income from discontinued operations, net of tax	-	-	-	(4,052)
Intangible assets amortization	1,330	1,394	2,672	2,647
Stock-based compensation	3,196	2,937	6,156	5,409
Non-cash interest expense	290	2,585	594	5,191
GAAP basis income tax provision	126	333	375	626
Litigation and non-recurring legal expenses	1,417	471	4,548	1,119
Costs incurred in transition of LoJack North America business to acquiror (b)	233	482	985	1,715
Other	310	321	520	962
Adjusted basis income (loss) before income taxes	(592)	3,098	(3,817)	6,244
Income tax provision (non-GAAP basis) (a)	(160)	(195)	(340)	(395)
Adjusted basis net income (loss)	$(752)	$2,903	$(4,157)	$5,849

Adjusted basis net income (loss) per diluted share	$(0.02)	$0.08	$(0.12)	$0.16

Weighted average common shares outstanding on a diluted basis	36,006	36,122	35,864	36,083

CalAmp Reports Second Quarter 2023 Financial Results

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2022	2021	2022	2021

GAAP basis net loss	$(7,494)	$(5,425)	$(19,667)	$(7,373)

Net income from discontinued operations, net of tax	-	-	-	(4,052)
Investment (income) loss	58	(420)	172	(1,068)
Interest expense	1,464	3,804	2,997	7,653
Income tax provision	126	333	375	626
Depreciation and amortization	5,389	5,636	10,887	11,119
Stock-based compensation	3,196	2,937	6,156	5,409
Litigation and non-recurring legal expenses	1,417	471	4,548	1,119
Costs incurred in transition of LoJack North America business to acquiror (b)	233	482	985	1,715
Other	377	483	169	1,538
Adjusted EBITDA	$4,766	$8,301	$6,622	$16,686

Revenues	$72,828	$79,011	$137,554	$158,685

Adjusted EBITDA margin	7%	11%	5%	11%

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.
(b)	Costs incurred in transition of business to acquiror are attributable to the wind-down and transfer of the LoJack North America business to Spireon.